SCHEDULE 14A
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[X]   Soliciting Material Pursuant to 240.14a-12

                               The Clorox Company
                (Name of Registrant as Specified In Its Charter)

                               Icahn Partners LP
                         Icahn Partners Master Fund LP
                       Icahn Partners Master Fund II L.P.
                      Icahn Partners Master Fund III L.P.
                         High River Limited Partnership
                             Hopper Investments LLC
                                 Barberry Corp.
                                Icahn Onshore LP
                               Icahn Offshore LP
                               Icahn Capital L.P.
                                   IPH GP LLC
                        Icahn Enterprises Holdings L.P.
                          Icahn Enterprises G.P. Inc.
                                 Beckton Corp.
                                 Carl C. Icahn
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:


[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

On July 20, 2011, Carl C. Icahn and affiliated entities filed Amendment No. 3 to a Schedule 13D relating to The Clorox Company, a copy of which is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF THE CLOROX COMPANY FOR USE AT ITS 2011 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE CLOROX COMPANY AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D RELATING TO THE COMMON STOCK, PAR VALUE $1.00 PER SHARE, OF THE CLOROX COMPANY, FILED BY THE PARTICIPANTS ON FEBRUARY 11, 2011, AND AMENDED BY AMENDMENT NOS. 1, 2 AND 3 THERETO (THE "SCHEDULE 13D"). EXCEPT AS OTHERWISE DISCLOSED HEREIN, THE PARTICIPANTS HAVE NO INTEREST IN THE CLOROX COMPANY OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE, OF THE CLOROX COMPANY, AS DISCLOSED IN THE SCHEDULE 13D. THE
SCHEDULE 13D IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                                                       EXHIBIT 1


                        Amendment No. 3 to Schedule 13D

                                 [see attached]

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                  SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                               (Amendment No. 3)*

                               The Clorox Company
                                (Name of Issuer)

                         Common Stock, Par Value $1.00
                         (Title of Class of Securities)

                                   189054109
                                 (CUSIP Number)

                             Keith Schaitkin, Esq.
                                Icahn Capital LP
                          767 Fifth Avenue, 47th Floor
                            New York, New York 10153
                                 (212) 702-4300
                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                                 July 20, 2011
            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                  SCHEDULE 13D

Item 1. Security and Issuer

     This statement constitutes Amendment No. 3 to the Schedule 13D relating to the Common Stock, par value $1.00 (the "Shares"), issued by The Clorox Company (the "Issuer"), and hereby amends the Schedule 13D filed with the Securities and Exchange Commission on February 11, 2011 and amended by amendments No.1 and No. 2 thereto (as amended, the "Initial Schedule 13D"), on behalf of the Reporting Persons (as defined in the Initial Schedule 13D), to furnish the additional information set forth herein. All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Initial
Schedule  13D.

Item 4. Purpose of Transaction

     Item 4 is hereby amended by adding the following:

     On July 20, 2011, Carl Icahn sent a letter (the "July 20 Letter") to the Board of Directors of the Issuer, pursuant to which Mr. Icahn increased a proposal he made on July 14, 2011 to acquire, through affiliated entities, all of the issued and outstanding Shares not owned by the Reporting Persons from $76.50 per Share net in cash to $80.00 per Share net in cash. The foregoing description of the July 20 Letter is qualified in its entirety by reference to the full text of the July 20 Letter, a copy of which is attached hereto as
Exhibit  1,  and  is  incorporated  herein  by  reference.

Item 6. Contracts, Arrangements, Understandings or Relationship with Respect to Securities of the Issuer

     On  July  20,  2011,  Carl  Icahn  sent  the July 20 Letter to the Board of
Directors  of  the  Issuer.

Item 7. Material to be Filed as Exhibits

     Exhibit 1    The July 20 Letter

                                   SIGNATURE

     After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated:  July  20,  2011


ICAHN  PARTNERS  MASTER  FUND  LP
ICAHN  PARTNERS  MASTER  FUND  II  LP
ICAHN  PARTNERS  MASTER  FUND  III  LP
ICAHN  OFFSHORE  LP
ICAHN  PARTNERS  LP
ICAHN  ONSHORE  LP
BECKTON  CORP.
HOPPER  INVESTMENTS  LLC
BARBERRY  CORP.
HIGH  RIVER  LIMITED  PARTNERSHIP
     By:  Hopper  Investments  LLC,  general  partner


     By:  /s/  Edward  E.  Mattner
          ------------------------
          Name:  Edward  E.  Mattner
          Title:  Authorized  Signatory


ICAHN  CAPITAL  LP
     By:  IPH  GP  LLC,  its  general  partner
     By:  Icahn  Enterprises  Holdings  L.P.,  its  sole  member
By:  Icahn  Enterprises  G.P.  Inc.,  its  general  partner
IPH  GP  LLC
     By:  Icahn  Enterprises  Holdings  L.P.,  its  sole  member
By: Icahn Enterprises G.P. Inc., its general partner ICAHN ENTERPRISES HOLDINGS L.P.
     By: Icahn Enterprises G.P. Inc., its general partner ICAHN ENTERPRISES G.P. INC.


By:  /s/ Dominick  Ragone
     --------------------
     Name:  Dominick  Ragone
     Title:  Chief  Financial  Officer

/s/  Carl  C.  Icahn
--------------------
CARL  C.  ICAHN

                                 CARL C. ICAHN
                          767 Fifth Avenue, 47th Floor
                            New York, New York 10153

                                   July 20, 2011

VIA FEDERAL EXPRESS AND FAX
---------------------------
The Board of Directors
The Clorox Company
c/o Secretary
1221 Broadway
Oakland, CA  94612-1888

Dear  Board  Members:

WE HEREBY RAISE OUR OFFER TO $80.00 PER SHARE. ALL OTHER TERMS REMAIN CONSISTENT WITH OUR PREVIOUS OFFER.

You stated in your recent letter that the board concluded our offer was "neither credible nor adequate." We believe this statement to be disingenuous. However, to put the question of credibility to rest once and for all, ICAHN ENTERPRISES L.P. AND MY AFFILIATES WILL ESCROW $5.2 BILLION, INCLUSIVE OF OUR 12.5 MILLION SHARES (THE EQUITY PORTION OF MY OFFER) AT THE TIME YOU ACCEPT OUR OFFER AND ALLOW DUE DILIGENCE. Concerning the remaining $7.8 billion, we do not believe there is any legitimate question that this amount can be raised. As we explained in our previous letter, consistent with the recent leveraged buyout of Del Monte Foods, we are extremely confident we can leverage Clorox at 7.0x Debt to our CY 2011 EBITDA estimate at a blended interest cost of less than 6.5%. HOWEVER, TO FURTHER ASSUAGE ANY MISGUIDED CONCERNS, WE WILL ALSO ESCROW AN EXTRA $1 BILLION AGAINST ANY SHORTFALL IN OUR ABILITY TO RAISE THE $7.8 BILLION DEBT FINANCING.

Most of your recent rejection letter is spent boasting about your "superior" performance. For Don Knauss and the rest of the board to claim our proposal remains inadequate and at the same time tout your record for shareholders seems a bit absurd. You claim "to have a proven track record of delivering superior financial returns to our stockholders", yet the evidence suggests otherwise. The reality is the $63.15 per share price on December 20, 2010, the day prior to our investment in Clorox, is 3% lower than the $64.79 per share price of Clorox shares in October 2006, the month Don Knauss became Chairman and CEO.
Additionally, you argue that our offer is inadequate because of the future rewards shareholders will possibly reap at some date in the future from your "centennial strategy." But you have already lowered guidance for fiscal year 2011 twice and issued disappointing guidance for fiscal year 2012, making the "centennial plan" unachievable in the near term. These events, and the possibility of another recession, obviously show clear risk to your stand alone plan for shareholders. THEREFORE, BY TURNING DOWN OUR OFFER AND THE POSSIBILITY OF HIGHER ONES, YOU ARE ASKING SHAREHOLDERS TO TAKE MEANINGFUL RISK WITHOUT GIVING THEM THE OPPORTUNITY TO DECIDE WHICH OPTION THEY WOULD PREFER. Don Knauss has stated to me on many occasions that he takes his fiduciary obligations very seriously. It is hard to understand how these recent actions can be reconciled with these statements. There is a very wise saying: "If statesmen and generals were the first to go to the front line, there would be no wars." The question shareholders should ask is what risks are the board and management taking. IF THEIR OWN MONEY WERE AT STAKE, WOULD MANAGEMENT AND THE BOARD ARBITRARILY TURN DOWN OUR OFFER AND THE POSSIBILITY OF HIGHER ONES TO TAKE THE RISK OF THE VERY QUESTIONABLE "CENTENNIAL PLAN"?

Don Knauss and I agree on one thing. A proxy fight would be extremely costly and a major distraction for the company. Shareholders pay the price and lawyers get richer and richer (these are the same lawyers that advise the board that it is perfectly "ok" to just say no - they are correct in one thing, it is certainly
"ok"  for  them  as  the  fees  pile  up).

In the event that you again refuse to allow shareholders to decide for themselves on whether to accept $80.00 per share rather than risk the possibility that the shares will fall and that the "centennial plan" will fail, I MAKE THE FOLLOWING PROPOSAL. TO AVOID A COSTLY AND DEBILITATING PROXY FIGHT, LET US GO TO THE SHAREHOLDERS AND ALLOW THEM TO ADVISE THE BOARD WHETHER THEY WOULD LIKE TO HAVE THE OPPORTUNITY TO DECIDE WHETHER TO ACCEPT OUR OFFER OR A HIGHER ONE, IF IT MATERIALIZES, AND LET US BOTH AGREE TO ABIDE BY THEIR DECISION.

I  am  looking  forward  to  your  reply  in  the  very  near  future.

Sincerely,



/s/ Carl Icahn
--------------
Carl Icahn